SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2005 (September 26, 2005)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

2001 Third Avenue South, Birmingham, Alabama 35233

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 325-4200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Index of Exhibits page 2.

Total number of pages in this report is 3.

Item 5.04 Temporary Suspension of Trading Under Registrant’s Benefit Plans.

In a Form 8-K dated August 24, 2005, it was reported that the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company (“PS&R Plan”) would be subject to a blackout period due to the reorganization of the AmSouth Funds in the PS&R Plan into either existing Pioneer Funds or new Pioneer Funds created to receive the assets of the corresponding AmSouth Fund.

The change necessitated a three business day blackout period from September 21, 2005 through September 23, 2005 for the participants in the plan where participants were temporarily unable to direct or diversify investments in their individual accounts, rollover or transfer assets from this plan to another plan, obtain in-service or hardship withdrawals, obtain plan loans or obtain distributions from the plan. The class of equity securities that was subject to the blackout period was Torchmark Corporation’s common stock.

The blackout period ended and trading became available at the opening of business on Monday, September 26, 2005. Notice of this blackout period was sent to all the Plan’s participants and beneficiaries as required under Department of Labor regulations, on August 19, 2005 as well as to all members of the Torchmark Board of Directors and all persons subject to Securities Exchange Act of 1934 Section 16 reporting.

Questions about Section 306 (a) of the Sarbanes-Oxley Act were addressed to Larry Hutchison at Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 (972-569-3245) or Carol McCoy at Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233 (205-325-4243). Questions concerning the Blackout Period or the Blackout Period Notice were addressed to Dennis Luft at Liberty National Life Insurance Company, 2001 Third Avenue South, Birmingham, Alabama 35233 (205-325-2812).

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: September 26, 2005	/s/ Carol A. McCoy
Carol A. McCoy,
Vice President, Associate Counsel and
Secretary